UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
March 23, 2006

DYNABAZAAR, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-29423 (COMMISSION FILE NUMBER)	04-3551937 (I.R.S. EMPLOYER IDENTIFICATION NO.)

888 Seventh Avenue New York, New York 10019 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 974-5730
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Board of Directors of Dynabazaar, Inc. (the “Company”), including each director independent of the Company and Barington, approved on March 23, 2006 an amendment of the administrative services agreement between Barington and the Company dated as of December 17, 2004. The amendment reduced the monthly fee paid to Barington for performing certain administrative, accounting and other services on behalf of the Company from $15,000 per month to $7,500 per month, effective as of March 1, 2006.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 23, 2006, Karen Schneider resigned from the Board of Directors of the Company. Ms. Schneider had no disagreements with the Company on any matters related to the Company's operations, policies or practices, and resigned in order to devote additional time to her position as a senior executive of Pringle of Scotland, a fashion manufacturing company located in the United Kingdom.

  The Board of Directors of the Company thanks Ms. Schneider for her dedicated service and valued contributions to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2006

                                                    DYNABAZAAR, INC.

                                                    By: /s/ William J. Fox
                                  William J. Fox
                                   President and Chief Executive Officer